Exhibit 99.1

4C Controls Inc. Announces Strategic Alliance
and Financing of BQT Solutions Limited

NEW YORK and SYDNEY, Australia, March 3 /PRNewswire-FirstCall/ -- 4C Controls Inc. (OTC Bulletin Board: FOUR.OB) ('4C Controls') and BQT Solutions Limited (ASX: BQT) ('BQT Solutions') today announced they have reached agreement whereby 4C Controls will invest in BQT Solutions and two of its current subsidiaries. The total value of the investment is AUD$24 million (approximately US$21.6 million) of which AUD$4 million is to be directly invested in BQT Solutions.

4C Controls is a publicly traded U.S. company. Approximately 80% of the issued and outstanding shares of 4C Controls were recently acquired by a Swiss-based investment group, Rudana Investment Group AG ('Rudana'), to serve as a public platform to create strategic affiliations with leading international security and surveillance enterprises serving security markets worldwide. Through these alliances, 4C Controls intends to position itself at the forefront of international security and surveillance technology, and establish its ability to design, manage and integrate state-of-the-art high technology security solutions with comprehensive and fully integrated service offerings.

4C Controls anticipates acquiring technologies and large global distribution networks primarily in the market sectors of (1) electronic surveillance/ global access control markets (biometric and closed-circuit television, CCTV) and (2) low-orbit high resolution satellites technologies.

Gerald Sullivan, 4C Controls Chief Financial Officer, also serving as interim President and Chief Executive Officer, commented “4C Controls business plan is focused on technology as the key growth driver in the security market based on a general market shift towards more integrated security solutions. We believe that the diversified technologies portfolio of BQT, and specifically the remarkable opportunity provided by access to the low-orbit high resolution satellites market, as well as its first class customer base, will facilitate entrance into the security and surveillance industry by 4C Controls and creates a foundation on which to globally distribute sophisticated security solutions for a wide range of applications.”

Rudana has undertaken to provide 4C Controls with the funds required to complete its investment in BQT Solutions, BQT Satellites Ltd ('BQT Satellites') and BQT Intelligent Security Systems Pty Ltd ('BQT Security') as specified in a Securities Purchase Agreement to be entered into between 4C Controls, BQT Solutions, BQT Satellites and BQT Security.

“This strategic alliance with 4C Controls is a significant milestone for our company. We are proud of our development of cutting edge technologies and the quality of our client base. Our goal is to capitalise on these achievements,” said Mr. Abdulrahman Ahmad Falaknaz, Chairman of BQT Solutions, adding, “We will focus our strategy on corporate development and commercialization of the BQT Group technologies.”

The investment by 4C Controls has been initiated, organized and managed by Prime Asset Finance Ltd. ('PAF'), a current financial adviser to BQT Solutions, and Arimathea Limited ('Arimathea'), a corporate development and financial advisory company based in the Isle of Man.

1. Corporate Development Overview

BQT Solutions is an Australian public company specializing in access control systems, biometric and smart card readers, CCTV, cameras and customised developments for selected clients.

BQT Solutions' strategy is to diversify and expand its activities in the security and surveillance technology sector. This strategy will involve hiring of senior management with expertise in the selected expanding sectors, especially the commercial segment. The expansion plan will be conducted as follows:

BQT Solutions will focus on commercializing its SMAX access control system and support sales of existing company technologies of biometrics, smart card readers, CCTV cameras and customized solutions for selected key clients.

BQT Satellites (currently 60% owned by BQT Solutions) will focus on design, building and operation of small synthetic aperture radar (SAR) satellites dedicated for earth observation and surveillance. BQT Satellites has finalized the establishment of an Italian joint venture company with Politechnico di Torino ('Polito'), one of the leading European scientific technology research institutes and technology partners for the satellite project. The new joint venture company named BQT Polito Space Technologies SPA ('BP Space') has been established as an Italian private stock company. BQT Satellites intends to seek listing on the Australian Stock Exchange through an initial public offering.

BQT Security (currently 60% owned by BQT Solutions) is in the final stage of acquiring from Polito technologies in the field of intrusion detection systems, radar systems for border and pipeline surveillance, radio frequency identification (RFID) and real time locating systems (RTLS) for monitoring and surveillance. BQT Security is also negotiating to acquire a highly qualified manufacturer of security and surveillance products. The completion of this acquisition will provide BQT Security with a manufacturing capability for the technologies to be acquired from Polito.

2. Investment Terms:

4C Controls will provide funds as follows:

AUD$1 million (first tranche) to be provided immediately for issue of 5,000,000 ordinary shares of BQT Solutions at a price of AUD$0.20 per share for the purpose of working capital.

AUD$3 million (second tranche) for issue of 15,000,000 ordinary shares of BQT Solutions at a price of AUD$0.20 per share (AUD$0.5 million will be used for the support of the advanced access control system 'SMAX' global commercialization and AUD$2.5 million will be used for corporate development).

The AUD$3 million second tranche will be provided upon BQT Solutions fulfilling the following conditions:

2.1. Appoint a new Group CEO nominated by 4C Controls to manage and complete the group expansion plan.

2.2. Consolidation of BQT Solutions shares (referred to in the United
States as a reverse split) at a ratio of 7 to 1, which will require
BQT Solutions shareholder approval.

After the 7 for 1 consolidation (reverse split) BQT Solutions will issue options to 4C Controls for the issue of 9,500,000 ordinary shares of BQT Solutions at an exercise price of AUD$0.10 per share.

AUD$14 million (approximately US$12.6 million) as an equity participation in BQT Satellites. The funds will be utilized to set up production facilities in Italy. The business plan for this segment of operations is to be finalized by BQT Satellites and revised by PriceWaterhouseCoopers. At the conclusion of this equity participation 4C Controls will own 40% of BQT Satellites and BQT Solutions will retain an equity interest of 20% of BQT Satellites.

AUD$6 million (approximately US$5.6 million) as an equity participation in BQT Security. The proceeds will be invested to finalize the acquisition and prototyping of technologies to be acquired from Politechnico di Torino (Polito), as well as the completion of the acquisition transaction referred to above. At the conclusion of this equity participation, 4C Controls will own 40% of BQT Security and BQT Solutions will retain an equity interest of 20% of BQT Security.

BQT and 4C Controls will verify within the coming weeks tax and regulatory compliances for the investment into BQT Satellites (AUD$14 million) and BQT Security (AUD$6 million).

Conditions of the investments into BQT Satellites and BQT Security include that BQT Solutions:

2.3. Adopt a new global corporate name, which brands its new security surveillance systems structure and international business strategy.
Initiate the process of seeking supplemental listings on European exchanges and on Nasdaq or the New York Stock Exchange (registration as American Depository Receipts, 'ADRs').

3. Manager Fees and Options

3.1. BQT Solutions, BQT Security and BQT Satellites will pay PAF and
Arimathea ('Managers'), for their respective work in facilitating the investments by 4C Controls described above (collectively, the
'Financing'), a commission of eight per cent (8%) of the respective capital received from 4C Controls and introduced by the Managers (the
'Commissions'). For clarity, there will be no duplication of
Commissions due or payable to the Managers and the Commissions are payable by the respective recipient companies.

3.2. In addition to the Commissions, in further consideration for the respective work of the Managers on behalf of BQT Solutions, BQT
Satellites and BQT Security in relation to the Financing, BQT
Solutions will, subject to BQT Solutions shareholder approval, grant to each Manager options for the issue of 4,500,000 ordinary shares of
BQT Solutions (post consolidation) at an exercise price of AUD$0.10
(post consolidation) per share (the 'Manager Options'). The Manager
Options will be issued after the BQT Solutions consolidation and pro rata in proportion to the funds received. The Manager Options may be exercised by the Managers at any time on or before December 31, 2013 by written notice to BQT Solutions.

3.3. All 54,000,000 issued and outstanding BQT Solutions options previously granted to PAF, will, subject to shareholder approval, be replaced by an equivalent number of further options that may be exercised at any time on or before December 31, 2013.

In connection with the investment by 4C Controls, BQT Solutions will seek the consent of shareholders to the seven-for-one share consolidation and the issues of BQT Solutions shares and options referred to above. BQT Solutions also expects to announce additional organizational restructuring during the course of the next few weeks.

Forward-Looking Statements

This press release contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. 4C Controls cannot provide assurances that any prospective matters described in the press release will be successfully completed or that it will realize the anticipated benefits of any transactions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential from war or other hostilities in other parts of the world; availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; its ability to retain key management and employees; intense competition and the ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the 4C Controls SEC filings. 4C Controls undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the business of 4C Controls, please refer to the risks and uncertainties detailed in the 4C Controls SEC filings.

SOURCE 4C Controls Inc.
Source: PR Newswire (March 3, 2008 - 9:01 AM EST)